Exhibit 1.1

Sprint Nextel Corporation

Underwriting Agreement

(Debt Securities)

November 8, 2012

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

As Representative of the

several underwriters named

in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Sprint Nextel Corporation, a Kansas corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount and type of securities identified on Schedule II hereto (the “Securities”) to be issued pursuant to the indenture identified on Schedule II hereto (the “Base Indenture”), between the Company and the trustee identified on Schedule II hereto (the “Trustee”), as supplemented by the supplemental indenture identified on Schedule II hereto (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be executed between the Company and the Trustee. Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter agreement, among the Company, the Trustee and DTC. To the extent that there are or are not additional Underwriters listed in Schedule I other than you, the terms “Representative” and “Underwriters” shall mean either the singular or plural, as the context requires.

As used herein, the term “Agreement” means this underwriting agreement.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that as of the date hereof:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), not earlier than the date that is three years prior to the Closing Date (as defined herein), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act (as defined herein)) on Form S-3 (File No. 333-171301), which contains a base prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or, if applicable, Rule 430C under the Securities Act, or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus relating to the Securities, including the base prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and provided to the Representative for use by the Underwriters is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Securities, including the base prospectus and the final prospectus supplement thereto, that is first filed with the Commission pursuant to Rule 424(b) and provided to the Representative for use by the Underwriters or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the effective date of the Registration Statement. The term “Statutory Prospectus” shall mean any preliminary prospectus, as amended or supplemented, relating to the Securities that is included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or as of the date of such preliminary prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement, the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in the Registration Statement, such preliminary prospectus or Prospectus, as the case may be. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement became effective upon its filing with the Commission and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending or, to the knowledge of the Company, are threatened by the Commission. Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (“Form T-1”) of the Trustee under the Trust Indenture Act, or (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

(c) The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(d) The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, if any, identified in Schedule III hereto (together with any other issuer free writing prospectus used in connection with the offering, an “Issuer Free Writing Prospectus”), which shall include the term sheet prepared pursuant to Section 4(a) of this Agreement substantially in the form attached in Schedule IV hereto (the “Final Term Sheet”), and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and which is listed in Schedule III hereto, if published prior to the execution hereof. As of 4:33 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

(e) (i) The Company has not made, and will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule III hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the completion of Underwriters’ distribution of the Securities, include any information that conflicts with the information contained in the Registration Statement, the Statutory Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the other information contained in the Disclosure Package, did not, as of the Initial Sale Time,

does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(g) The Company has not distributed and will not distribute, prior to the latter of the Closing Date and completion of the Underwriters’ distribution of the Securities, any offering materials in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus included in Schedule III to this Agreement and any other Issuer Free Writing Prospectus reviewed and consented to by the Representative, or the Registration Statement.

(h) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) The execution and delivery by the Company of this Agreement and the Securities, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not, and the execution and delivery by the Company of the Base Indenture and the Supplemental Indenture did not and will not, respectively, contravene any provision of (i) applicable law, (ii) the articles of incorporation or bylaws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except with respect to subclauses (i) and (iii) of this Section 1(i) where any such contraventions, individually or in the aggregate, would not have a Material Adverse Effect.

(j) No consent, approval, authorization or order of, or qualification with, any governmental body or agency (each, an “Authorization”) is required for execution and delivery of this Agreement and the Securities and the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, or was required for the execution and delivery of the Indenture, except such as may be required by the securities or “blue sky” laws of the various states or as have been obtained under the Securities Act and the Trust Indenture Act in connection with the offer and sale of the Securities, except where the failure to obtain any such Authorizations, individually or in the aggregate, would not have a Material Adverse Effect and would not otherwise prevent the consummation of the transactions contemplated by this Agreement.

(k) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”).

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described.

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, bylaws or other organizational documents or (ii) in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or its respective property or assets and (iii) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except with respect to clauses (ii) and (iii) for such violations or defaults that would not result in a Material Adverse Effect.

(n) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its consolidated subsidiaries have all necessary consents, approvals, certificates, authorizations, permits and orders of the appropriate governmental or regulatory agencies or bodies as are necessary to own their properties and to conduct their business as currently conducted by them as described in the Registration Statement, the Disclosure Package and the Prospectus except where the failure to do so individually or in the aggregate would not have a Material Adverse Effect.

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) The Base Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Base Indenture has been qualified under the Trust Indenture Act.

(q) The Supplemental Indenture has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r) The Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Indenture and the Securities conform, or will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus.

(s) The Company is not, and after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(w) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

2. Offering. You have advised the Company that the Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) to offer the Securities upon the terms set forth in the Prospectus.

3. Purchase and Delivery. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters and each Underwriter agrees to purchase, severally and not jointly, from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 98.50% of the principal amount thereof. The closing (the “Closing”) of the purchase and sale of the Securities shall be at the offices of Shearman & Sterling LLP, New York, New York (or such other place as may be agreed upon by the Company and the Representative).

The Company will deliver, against payment of the purchase price, the Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters by wire transfer of immediately available funds to an account specified by the Company on November 14, 2012 at 10:00 a.m. or such other date and time as the Underwriters and the Company may agree in writing (the “Closing Date”), against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities.

4. Covenants of the Company. The Company agrees with the Underwriters as follows:

(a) The Company will (i) prepare and file the Prospectus in a form reasonably approved by you pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3); (ii) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be reasonably disapproved by you promptly after notice thereof; (iii) advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and furnish you with copies thereof; (iv) file promptly all other materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (v) advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information, or of any objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order; and (vii) prepare the Final Term Sheet, substantially in the form of Schedule IV hereto and approved by the Representative, and file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such rule.

(b) During the time when a Prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the Securities Act, the Company will (i) notify you to suspend the solicitation of offers to purchase the Securities; and (ii) promptly prepare and, subject to Section 4(a) hereof, file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.

(d) During the Prospectus Delivery Period, upon your request the Company will furnish to you, without charge, copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, including documents incorporated by reference therein, in each case as soon as reasonably practicable and in quantities as are reasonably requested.

(e) The Company will cooperate with you and with counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as you may reasonably designate and will take such actions as are reasonably necessary to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) Through the Closing Date, the Company will not, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company that are substantially similar to the Securities (other than the Securities, short-term commercial paper and similar debt instruments in the ordinary course of business, exchanges of debt securities for other debt securities with existing debtholders, and issuances of securities pursuant to prior contractual commitments).

(g) The Company will pay the costs and expenses relating to the following matters: (i) the preparation, printing and filing with the Commission of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements to any of them and the delivery of such copies thereof, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (ii) the preparation, issuance and delivery of certificates for the Securities; (iii) the printing and delivery of this Agreement, any “blue sky” memorandum and all other agreements or documents printed and delivered in connection with the offering of the Securities; (iv) any fees charged by securities rating services for rating the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. in connection with any review of the terms of the sale of the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the fees and expenses of the Trustee; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(h) As soon as reasonably practicable, the Company will make available to its security holders an earnings statement, which will satisfy the provisions of Section 11(a) and Rule 158 under the Securities Act.

(i) The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

  (j) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(k) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

5. Covenants of the Underwriters. In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a) Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except:

(i) a free writing prospectus that (a) is not an Issuer Free Writing Prospectus and (b) either (x) contains only information describing the preliminary or final terms of the Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule IV hereto or otherwise permitted under Rule 134 of the Securities Act or (y) would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433;

(ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii) a free writing prospectus identified in Schedule III hereto as forming part of the Disclosure Package.

(c) Notwithstanding the foregoing, the Underwriters may use the information contained in a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.

6. Conditions to Closing. The obligations of the Underwriters under this Agreement to purchase the Securities will be subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been instituted or threatened by the Commission.

(b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, (ii) that no stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act against the Company or related to the offering shall have been instituted or threatened by the Commission, and (iii) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon his knowledge as to proceedings threatened.

(c) You shall have received on the Closing Date an opinion of Jones Day, counsel for the Company, dated the Closing Date, substantially in the form set forth in Schedule V.

(d) You shall have received on the Closing Date an opinion of Kansas counsel, dated the Closing Date, substantially in the form set forth in Schedule VI.

(e) You shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f) You shall have received from KPMG LLP, the Company’s independent registered public accounting firm, a letter, dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to you.

(g) You shall have received from Deloitte & Touche LLP, Clearwire Corporation’s independent registered public accounting firm, a letter, dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to you.

(h) On the Closing Date, you shall have received from KPMG LLP, the Company’s independent registered public accounting firm, a letter, dated the Closing Date, in form and substance satisfactory to you, to the effect that it reaffirms the statements made in the letter furnished by such firm pursuant to subsection (f) of this Section 6.

(i) On the Closing Date, you shall have received from Deloitte & Touche LLP, Clearwire Corporation’s independent registered public accounting firm, a letter, dated the Closing Date, in form and substance satisfactory to you, to the effect that it reaffirms the statements made in the letter furnished by such firm pursuant to subsection (g) of this Section 6.

(j) For the period from and after the date hereof and prior to the Closing Date, there shall not have occurred any:

(i) Material Adverse Change, except as set forth or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or delivery of the Securities; or

(ii) downgrading in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change.

(k) The Company shall have filed any preliminary prospectus and the Prospectus with the Commission within the time period required by Rule 424(b) under the Securities Act and shall have paid the registration fee associated with the offering of the Securities.

(l) On or before the Closing Date, you shall have received such additional documents as you may reasonably request to confirm compliance with the conditions to closing listed herein.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading; or (ii) any untrue statement, or alleged untrue statement, of a material fact contained in any preliminary prospectus relating to the offering of the Securities, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (plus local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or any other indemnified party which are different from or additional to those available to the indemnifying party, (iii) the employment thereof has been specifically authorized by the indemnifying party in writing or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the existence of the action, provided the indemnifying party will not be required to pay the fees, costs and expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any such action is brought) for all indemnified parties hereunder, unless the indemnified parties have concluded that there are legal defenses available to an indemnified party that are different or additional to those available to any other indemnified party, in which case any indemnified party with different or additional defenses shall have the right to separate counsel from the other indemnified parties to assert such legal defenses on behalf of such indemnified party. Any such separate firm for any Underwriter and any person who controls any Underwriter shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company and any person who controls the Company shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding, provided that such unconditional release may be subject to a parallel release by a claimant or plaintiff of such indemnified party and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Subsection (d), no Underwriter should be required to contribute any amount in excess of the amount of underwriting discounts and commissions received by it. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee, affiliate and agent of an Underwriter, shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee, affiliate and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d). The Underwriters’ obligations to contribute hereunder are several in proportion to their respective purchase obligations hereunder and not joint.

8. Termination. Prior to the Closing Date, this Agreement shall be subject to termination by the Representative, by notice given to the Company, if at any time (i) trading in the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the Nasdaq stock market or in the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on such exchange or market, (ii) a general banking moratorium shall have been declared either by federal or New York State authorities or there has occurred a material disruption in commercial banking or securities settlement or clearance services or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus.

9. Defaulting Underwriters. (a) If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9(a) by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such underwriting under this Agreement.

(b) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons, and will survive delivery of and payment for the Securities or any termination of this Agreement.

11. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Miscellaneous. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(b) Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first class mail or sent by telecopier transmission addressed as follows:

If to the Company:

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Facsimile No. (913) 523-9802

Attn: General Counsel

If to the Representative:

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

One Bryant Park

New York, NY 10036

Facsimile No.: 917-267-7085

Attn: Legal Department

Any party hereto by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(d) This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

14. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

SPRINT NEXTEL CORPORATION

By:	/s/ Joseph J. Euteneuer
Name: Joseph J. Euteneuer
Title: Chief Financial Officer

[Remaining signatures on next page]

Underwriting Agreement Signature Page

Agreed as of the date first above written

BY:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Russ Bunting
Name: Russ Bunting
Title: Director

Acting on behalf of themselves and as the Representative of the several Underwriters

Underwriting Agreement Signature Page

SCHEDULE I

Underwriters

Name	Amount
Merrill Lynch, Pierce Fenner & Smith Incorporated	$456,000,000
Barclays Capital Inc.	364,800,000
Citigroup Global Markets Inc.	273,600,000
Deutsche Bank Securities Inc.	273,600,000
Goldman, Sachs & Co.	273,600,000
J.P. Morgan Securities LLC	273,600,000
Scotia Capital (USA) Inc.	136,800,000
Wells Fargo Securities, LLC	136,800,000
Credit Suisse Securities (USA) LLC	68,400,000
The Williams Capital Group, L.P.	22,800,000

TOTAL	$2,280,000,000

SCHEDULE II

Principal Amount and Type of Securities

$2,280,000,000 aggregate principal amount of 6.000% Notes due 2022

Indenture

Indenture, dated November 20, 2006, between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A.

Supplemental Indenture

Sixth Supplemental Indenture between Sprint Nextel Corporation and

The Bank of New York Mellon Trust Company, N.A.

Trustee

The Bank of New York Mellon Trust Company, N.A.

SCHEDULE III

Issuer Free Writing Prospectuses

See Schedule IV.

Other Free Writing Prospectuses

None.

SCHEDULE IV

Form of Final Term Sheet

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-171301

Issuer Free Writing Prospectus, dated November 8, 2012

SPRINT NEXTEL CORPORATION

6.000% Notes due 2022

This Free Writing Prospectus relates to the 6.000% Notes due 2022 (the “Notes”) of Sprint Nextel Corporation and should be read together with the Preliminary Prospectus Supplement dated November 8, 2012 relating to the Notes.

Issuer:	Sprint Nextel Corporation

Security:	6.000% Notes due 2022

Size:	$2,280,000,000 aggregate principal amount

Maturity Date:	November 15, 2022

Coupon:	6.000%

Offering Price:	100.000% of face amount

Gross Proceeds:	$2,280,000,000

Net Proceeds to Issuer (before expenses):	$2,245,800,000

Yield to Maturity:	6.000%

Spread to Treasury:	+437 basis points

Benchmark Treasury:	UST 1.625% due August 15, 2022

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2013

Make-Whole Call:	At any time, at the Treasury Rate plus 50 basis points

Change of Control Triggering Event:	If a change of control triggering event occurs, the Issuer will be required, subject to certain conditions, to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued but unpaid interest to, but not including, the date of repurchase (all as described in the Issuer’s Preliminary Prospectus Supplement dated November 8, 2012 relating to the Notes).

Settlement:	(T+3) November 14, 2012

CUSIP: ISIN:	852061AS9 US852061AS99

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

Senior Co-Managers:	Credit Suisse Securities (USA) LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC

Co-Manager:	The Williams Capital Group, L.P.

Sprint Nextel Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Sprint Nextel Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement, including the accompanying prospectus, if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman, Sachs & Co. at 1-866-902-1171 and J.P. Morgan Securities LLC collect at 1-212-834-4533.

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